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                                   EXHIBIT 21


  SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
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
McRae Office Solutions, Inc.                          North Carolina

Rae-Print Packaging, Inc.                             North Carolina

Compsee, Inc. (99% ownership)                         North Carolina

Hoke Development Company, Inc.                        North Carolina

McRae Boot, Inc.                                      North Carolina

DataScan Corporation                                  South Carolina

System Integrators Plus, Inc.                         North Carolina

American West Trading Company                         Tennessee
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